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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the captions "Experts," "Summary Selected Financial Information" and "Selected Financial Information" and to the use of our reports dated September 2, 1997 for: (i) the financial statements of Grove Property Trust at December 31, 1996 and for each of the two years in the period ended December 31, 1996, (ii) the combined financial statements of Grove Property Services Limited Partnership and Property Partnerships at December 31, 1996 and for each of the two years in the period ended December 31, 1996, (iii) the combined statements of revenues and certain expenses of the Post March 1997 Property Acquisitions for each of the two years in the period ended December 31, 1996 and (iv) the combined statements of revenue and certain expenses of the Pending 1997 Property Acquisitions-- Affiliates for each of the two years in the period ended December 31, 1996 and our report dated October 3, 1997 for the statement of revenues and certain expenses of the Pending 1997 Property Acquisitions--Non-Affiliates for the year ended December 31, 1996, in the Registration Statement (Amendment No. 1) (Form S-2 No. 333-38183) and related Prospectus of Grove Property Trust for the registration of 4,500,000 shares of its common stock.

  We also consent to the incorporation by reference therein of our report dated September 2, 1997 with respect to the audited financial statements of Grove Property Trust at December 31, 1996, and for each of the two years in the period ended December 31, 1996, appearing in Grove Property Trust's Annual Report on Form 10-K for the year ended December 31, 1996, as amended and our reports with respect to the statements of revenues and certain expenses for:
(i) Four Winds Apartments for the period September 28, 1995 to December 31, 1995 and for the year ended December 31, 1996 (dated May 22, 1997), (ii) Brooksyde for the periods January 1, 1995 to September 30, 1995, October 1, 1995 to December, 31, 1995 and the year ended December 31, 1996 (dated July 1,
1997), (iii) River's Bend for the years ended December 31, 1995 and 1996 (dated May 22, 1997) and (iv) Greenfield Village for the years ended December 31, 1995 and 1996 (dated July 1, 1997), included in Grove Property Trust's Current Reports on Forms 8-K, dated May 30, 1997 and July 2, 1997, both as amended, and all as filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

                                             Ernst & Young LLP

New York, New York

October 28, 1997